New York Mortgage Trust Reports Second Quarter 2007 Results

Company Substantially Completes Transition to Passive REIT
Begins Rebuilding After Exiting Mortgage Lending

NEW YORK, NY - August 6, 2007 - New York Mortgage Trust, Inc. (NYSE: NTR), a self-advised real estate investment trust (REIT) engaged in the investment in and management of high credit quality residential adjustable rate mortgage (ARM) loans and mortgage-backed securities (MBS), today reported results for its second quarter ended June 30, 2007.

Highlights:

•	98% of the mortgage backed securities portfolio is either Agency or “AAA” rated.
•	As of June 30, 2007, the loans held in securitization trusts that were 60-days or more delinquent totaled 1.38%; total delinquencies were 1.60%.
•	Consolidated net loss of $14.2 million, or $0.79 per share, for the quarter ended June 30, 2007, as compared to net income of $0.2 million, or $0.01 per share for the quarter ending June 30, 2006.
•
Of the $14.2 million net loss incurred for the quarter ended June 30, 2007, $9.0 million relates to losses from the discontinued mortgage lending operations, and $3.8 million relates to a portfolio impairment charge.

•	Portfolio margin increased to 12 basis points as of June 30, 2007 compared with 2 basis points for the quarter ending March 31, 2007.
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Portfolio restructured subsequent to June 30, 2007; $231.8 million of lower yielding private label MBS sold and replaced with $182.4 million of MBS floating rate securities increasing net coupon by 30 basis points.

•	52% of all repurchase demands settled, 42% being negotiated; all remaining demands reserved.
•	Book value per share of $3.07 which includes $1.01 per share relating to the net deferred tax-asset.

Comments from Management

David Akre, Vice Chairman and Co-Chief Executive Officer of the Company, commented, “Our financial results for the quarter ended June 30, 2007 are reflective of the important, but difficult, steps we have taken in our transition to a passive REIT model as well as the challenging market conditions facing the mortgage industry. The Company no longer originates mortgage loans, maintains lending warehouse lines, or is subject to mortgage banking regulatory oversight. Of the steps we have taken, one of the most important has been addressing the repurchase requests related to our discontinued mortgage lending business. Through proactive negotiations, we have reduced the outstanding repurchase requests for mortgage loans from approximately $25.2 million to approximately $12.1 million. Of the remaining repurchase requests, we are in active negotiations with respect to $10.5 million. The resolution of these repurchase requests relieves the Company of substantially all future repurchase obligations. These steps, along with others taken in the second quarter, have been difficult, but should increase stability and foster long term growth in the coming quarters.”

New York Mortgage Trust Reports Second Quarter 2007 Results

Mr. Akre added, “ Our focus going forward is to prudently grow the portfolio and implement our portfolio strategy.”

Steve Mumma, Co-Chief Executive Officer, President and Chief Financial Officer of the Company, stated “The second quarter results were driven by costs associated with the discontinued mortgage lending business. The second quarter loss from discontinued operations was larger than anticipated due to deteriorating market conditions. Specifically, the Company incurred $5.1 million in loan losses, $1.8 million in additional expense reserves for residual liabilities and $2.1 in operating losses. As of June 30, 2007, the Company has sold a significant portion of the mortgage loans held for sale and established reserves for loan losses and expenses to cover the remaining anticipated costs.”

“In the quarter ended June 30, 2007, we determined that certain lower yielding private label MBS would be sold and replaced with floating rate Agency securities. As a result of this determination, the Company incurred an impairment charge of $3.8 million. In July, the Company sold $231.8 million of lower yielding private label MBS and purchased $182.4 million of floating rate securities, of which $157.4 million are Agency securities, resulting in an increase in overall portfolio spread of 30 basis points and improved liquidity for financing purposes.”

“The reduction of staffing to 12 employees as of June 30, 2007, as well as transitioning to a passive REIT, has reduced our expense base going forward. With improved portfolio spreads and reduced operating overhead, we believe the Company is positioned for improved results going forward.”

Results from Operations

For the second quarter of 2007, the Company reported a consolidated net loss of $14.2 million, or $0.79 per share. This compares to a net loss of $4.7 million, or $0.26 per share, for the immediate preceding quarter ended March 31, 2007 and net income of $0.2 million, or $0.01 per share, for the quarter ended June 30, 2006. The $14.2 million loss for the quarter ended June 30, 2007 was comprised of a $5.2 million loss from the continuing operations and a $9.0 million loss from discontinued mortgage lending operations.

The $5.2 million loss from continuing operations for the quarter ended June 30, 2007 included a permanent impairment charge of $3.8 million related the Company’s determination to sell $231.8 million of lower yielding non-Agency MBS. The impairment charge, while lowering earnings by $3.8 million, did not reduce the book value of the Company as the charge was previously reflected as an adjustment in the Other Comprehensive Income section of the Balance Sheet. Also, the Company reserved $0.9 million for potential loan losses for the loans held in securitization trust.

New York Mortgage Trust Reports Second Quarter 2007 Results

Included in the $9.0 million loss for the discontinued mortgage lending operations was a $5.1 million charge for loan losses, $1.8 million in additional expense reserves for residual liabilities and $2.1 in operating losses.

Book value per share for the quarter ended June 30, 2007 was $3.07 per share, including $1.01 per share in net deferred tax-asset. The net deferred tax asset remains unchanged from the quarter ended March 31, 2007.

As of June 30, 2007, mortgage loans held for sale totaled $10.0 million as compared to $60.9 million as of March 31, 2007. Of the remaining $10.0 million of loans held for sale, the Company intends to keep $6.2 million of high quality hybrid prime ARMs in its investment portfolio. The Company has reserved $1.6 million on the remaining $3.8 million of mortgage loans held for sale.

The Company’s employee headcount as of June 30, 2007 was 12, down from 35 as of March 31, 2007 and 616 as of December 31, 2006. The vast majority of the Company’s employee headcount at December 31, 2006 were employees of the Company’s now discontinued mortgage lending operations. As previously announced the Company completed the sale of substantially all of the assets of its retail mortgage lending operations on March 31, 2007 and exited the mortgage lending business.

Portfolio Results

The following table summarizes the Company’s investment portfolio of residential mortgage-backed securities and loans owned at June 30, 2007, classified by relevant categories: (dollars in thousands)

	Par Value	Coupon	Carrying Value	Yield
Agency REMIC floaters	$187,147	6.53%	$187,472	6.51%
Private label floaters	5,595	6.18%	5,583	6.22%
Private label ARMs	244,911	4.79%	242,622	6.00%
NYMT retained securities	20,44920,449	5.74%	19,25819,258	7.44%
Total mortgage backed securities	458,102	5.56%	454,935	6.27%
Loans held in securitization trusts	502,222	5.63%	504,522	5.81%
Total/Weighted Average	$960,324	5.60%	$959,457	6.03%

•	98% of the mortgage backed securities portfolio is either Agency or “AAA” rated.

New York Mortgage Trust Reports Second Quarter 2007 Results

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As of June 30, 2007, the loans held in securitization trusts that were 60-days or more delinquent totaled 1.38%; total delinquencies were 1.60%. The Company reserved $0.9 million for loan losses on these delinquent loans.

•
Subsequent to June 30, 2007, the Company sold approximately $231.8 in lower yielding private label ARMs. The Company purchased approximately $157.4 million in Agency REMIC floaters resulting in a weighted average coupon increase for the total portfolio of 30 basis points.

Repurchase Demands

Repurchase demands increased during the quarter ended June 30, 2007 to a total of $25.2 million from $14.3 million for the quarter ended March 31, 2007. As of August 6, 2007 approximately 52% of all repurchase demands outstanding have been settled with the investors and will not require the Company to repurchase the loans. These cash settled negotiated amounts relieve the Company of substantially all future claims against the Company.

Dividend Declaration

On July 3, 2007, the Company’s Board of Directors announced its decision to omit a dividend for the quarter ending June 30, 2007. The Board’s decision reflected the Company’s focus on elimination of operating losses through the sale of its mortgage lending business and conserving capital to build future earnings from its mortgage portfolio operations.

The Company reevaluates its dividend policy each quarter and makes adjustments as necessary based on a variety of factors, including future earnings projections. Investors are advised that the Company’s earnings projections are based on a number of operational, financial and market assumptions, and if such assumptions do not materialize, the Company may not be able to maintain its dividend policy. In addition to such assumptions, the Company’s dividend policy is subject to its Board of Directors approval and ongoing review, which includes, but is not limited to, considerations such as the Company’s financial condition, liquidity, earnings projections and business prospects. The dividend policy does not constitute an obligation to pay dividends, which only occurs when the Board of Directors declares a dividend.

Conference Call

On Tuesday August 7, 2007 at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast highlighting the Company's second quarter 2007 financial results. The conference call dial-in number is 303-262-2004. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at http://www.earnings.com or at the Investor Relations section of the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days.

New York Mortgage Trust Reports Second Quarter 2007 Results

Second quarter 2007 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q, which is expected to be filed Thursday August 9, 2007.

About New York Mortgage Trust

New York Mortgage Trust, Inc., a self-advised real estate investment trust (REIT), is engaged in the investment in and management of high credit quality residential adjustable rate mortgage (ARM) loans and mortgage-backed securities (MBS). As of March 31, 2007, the Company has exited the mortgage lending business. The Company's portfolio is comprised of securitized, high credit quality, adjustable and hybrid ARM loans, and purchased MBS. Historically at least 98% of the portfolio has been rated "AA" or "AAA". As a REIT, the Company is not subject to federal income tax provided that it distributes at least 90% of its REIT income to stockholders.

For Further Information
AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Steven R. Mumma, Co-CEO, President,	Joe Calabrese (General) 212-827-3772
Chief Financial Officer	Julie Tu (Analysts) 212-827-3776
Phone: 212-634-2411
Email: smumma@nymtrust.com

Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, that a rise in interest rates may cause a decline in the market value of the Company's assets, prepayment rates that may change, borrowings to finance the purchase of assets may not be available or may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in mortgage loans, including changes in loan delinquencies, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward- looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2007	2006	2007	2006
REVENUE:
Interest income investment securities and loans held in securitization trusts	$26,611	$33,052	$12,898	$15,468
Interest expense investment securities and loans held in securitization trusts	24,976	26,438	11,892	12,359
Net interest income from investment securities and loans held in securitization trusts	1,635	6,614	1,006	3,109
Subordinated debentures	1,776	1,779	894	894
Net interest (loss) income	(141)	4,835	112	2,215
OTHER EXPENSE:
Realized loss on sale of investment securities	--	(969)	--	--
Loss on other-than-temporary impaired securities	(3,821)	--	(3,821)	--
Loan loss reserve on loans held in securitization trusts	(940)	--	(940)	--
Total other expenses	(4,761)	(969)	(4,761)	--
EXPENSES:
Salaries and benefits	496	452	151	202
Marketing and promotion	62	34	39	26
Data processing and communications	93	119	56	63
Professional fees	205	365	105	271
Depreciation and amortization	149	127	81	60
Other	171	223	97	136
Total expenses	1,176	1,320	529	758
(LOSS) INCOME FROM CONTINUING OPERATIONS	(6,078)	2,546	(5,178)	1,457
Loss from discontinued operation - net of tax	(12,859)	(4,164)	(9,018)	(1,279)
NET (LOSS) INCOME	$(18,937)	$(1,618)	$(14,196)	$178
Basic (loss) income per share	$(1.05)	$(0.09)	$(0.79)	$0.01
Diluted (loss) income per share	$(1.05)	$(0.09)	$(0.79)	$0.01
Weighted average shares outstanding-basic	18,096	17,950	18,113	17,933
Weighted average shares outstanding- diluted	18,096	17,950	18,113	18,296

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)

	June 30, 2007 (unaudited)	December 31, 2006

ASSETS
Cash and cash equivalents	$1,883	$969
Restricted cash	4,198	3,151
Investment securities - available for sale	454,935	488,962
Accounts and accrued interest receivable	4,528	5,189
Mortgage loans held in securitization trusts	504,522	588,160
Prepaid and other assets	20,343	20,951
Derivative assets	2,486	2,632
Property and equipment (net)	89	--
Assets related to discontinued operation	11,700	212,894
Total Assets	$1,004,684	$1,322,908

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$423,741	$815,313
Collateralized debt obligations	465,761	197,447
Accounts payable and accrued expenses	5,139	5,871
Subordinated debentures	45,000	45,000
Liabilities related to discontinued operation	9,317	187,705
Total liabilities	$948,958	$1,251,336
Commitments and Contingencies
Stockholders' Equity:
Common stock, $0.01 par value, 400,000,000 shares authorized, 18,179,271 shares issued and outstanding at June 30, 2007 and 18,325,187 shares issued and 18,077,880 outstanding at December 31, 2006	182	183
Additional paid-in capital	99,068	99,509
Accumulated other comprehensive loss	(848)	(4,381)
Accumulated deficit	(42,676)	(23,739)
Total stockholders' equity	55,726	71,572
Total Liabilities and Stockholders' Equity	$1,004,684	$1,322,908